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                                                                    EXHIBIT 99.6




                        IL FORNAIO (AMERICA) CORPORATION
                             1988 STOCK OPTION PLAN



        1. Purpose. The purpose of this 1988 Stock Option Plan (the "Plan") is to provide a special incentive to selected officers and other key employees of IL FORNAIO (AMERICA) CORPORATION ("Il Fornaio") and its present and future subsidiaries (Il Fornaio and such subsidiaries are collectively referred to herein as the "Company") in order to promote the business of the Company and to encourage such persons to accept or continue employment with the Company. Accordingly, the Company will offer to sell shares of Common Stock of Il Fornaio ("Stock") as hereinafter provided to such employees of the Company as are designated in accordance with the provisions of the Plan.

        2. Administration. The Plan shall be administered either by the Board of Directors of Il Fornaio ("Board of Directors") or by a committee appointed by the Board of Directors. (The term "Committee" shall mean any committee so appointed or if there is none, the Board of Directors.) Directors of Il Fornaio who are either eligible for options or to whom options have been granted may vote on any matters affecting the administration of the Plan or the granting of options under the Plan; provided, however,






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that no option may be granted to a director under the Plan except by:

               (i) The Committee, at a meeting at which a majority of its members are disinterested persons; or

               (ii) The Board of Directors at a meeting at which the majority of the directors voting on a grant are disinterested persons.

        For purposes of this Section 2, a "disinterested person" is a person who, at a given meeting of the Committee, is not being considered to receive a grant of stock options. Subject to the provisions of the Plan, the Committee is authorized (a) to direct the grant of stock options, (b) to determine which of the employees of the Company or any of its subsidiaries shall be granted options to purchase Stock, when such grant shall be made and the number of shares of Stock to be covered by such options, (c) to determine the fair market value of the Stock covered by each option, (d) to determine the nature and amount of consideration to flow to the Company, (e) to determine the manner and in its discretion either generally or in any one or more particular instances to accelerate the time or times when such options shall be exercisable, (f) to determine other conditions and limitations, if any, on each option granted under the Plan (which options need not be identical), (g) to prescribe the form or forms of the instruments evidencing the options and any restrictions imposed on the Stock purchased under the options and of any other instruments required under the Plan and to change





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such forms from time to time, (h) to adopt, amend and rescind rules and regulations for the administration of the Plan and waive compliance either generally or in any one or more particular instances by an optionee with the requirements of any such rule or regulation or any option, subject to the provisions of the Plan and any other applicable requirements, (i) to waive any restrictions imposed with respect to the transferability of Stock acquired on exercise of options granted under the Plan, (j) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan and (k) to interpret the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of such quorum. ll decisions, determinations and interpretations of the Committee shall be binding on all parties concerned. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

        3. Shares Covered by the Plan. The Stock to be offered under the Plan may be unissued shares or treasury shares, or a combination thereof, as the Board of Directors may from time to time determine. Subject to Section 10, the number of shares available and reserved for issue under the Plan shall not exceed













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82,155 shares of Stock. Shares covered by an option that remain unpurchased upon expiration or termination of the option may be used for further options.

        4. Eligibility. Key employees of the Company, including officers and directors who are employees, but excluding any employee who owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of Stock of Il Fornaio or a parent or subsidiary of Il Fornaio, shall be eligible for selection by the Committee as optionees under the Plan. In selecting the individuals to whom options shall be granted, as well as in determining the number of shares of Stock subject to each option, the Committee shall take into consideration the recommendations of the members of the Board of Directors who are also employees of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. An individual who has been granted an option may, if he is otherwise eligible, be granted an additional option or options.

        5. Terms and Conditions of Options. All options granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purposes of the Plan:

           (a) Option Price. The option price per share of Stock





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covered by each option shall be equal to the greater of: (i) 85% of the fair market value of the Common Stock of the Company at the date of grant, as determined from time to time by the Committee; and (ii) $.50 per share, adjusted as necessary from time to time pursuant to Section 10. The proceeds of the sale of Stock subject to an option are to be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

           (b) Time of Granting Options. The date of grant of an option under the Plan shall, for all purposes, be the date on which the Committee makes the determination granting such option; and no grant shall be deemed effective under the Plan prior to such date. Notice of the determination shall be given to each employee to whom an option is so granted within a reasonable time after the date of such grant. The grant of an option shall impose no obligation to exercise such option.

           (c) Period of Options. The period of an option shall not exceed five
(5) years from the date of grant and no option shall be exercisable after the expiration of such term. In addition, and except as provided in Section 6 hereof, an option shall not be exercisable unless the holder thereof shall, at the time of exercise, be an employee of the Company.

           (d) Exercise of Options. Except as hereinafter provided, each option shall be made exercisable at such time or





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times, whether or not in installments, as the Committee shall prescribe at the time the option is granted, provided, however, that any vesting provisions prescribed by the Committee shall be effective on a pro rata basis over a term not to exceed five (5) years from the date the option is granted. In the case of an option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the option may be exercised.

        (e) Instruments. The instruments evidencing stock options shall contain such provisions relating to exercise and other matters as are reasonably required by the Committee.

        6. Early Termination of Option. All options granted which have not yet become exercisable shall terminate immediately upon termination of employment, or upon death or disability. All exercisable but unexercised options shall terminate as follows:

           (a) Termination of Employment. All right to exercise an option shall terminate not more than one (1) month after the optionee's employment terminates for any reason other than his death or his disability (within the meaning of Section 105(d)(4) of the Internal Revenue Code). The Committee shall have the authority to determine in each case whether an authorized leave of absence or absence for military or government service shall be deemed a termination of employment for purposes of this subsection.





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           (b) Death of Optionee. If any optionee dies while employed by the
Company, or within three months after the termination of such employment, his option shall terminate at the time provided in his option certificate for termination in the event of death or, if the certificate contains no such provision, his option shall terminate one year after his death (but in each instance not later than the expiration of the option period). In the meantime, subject to the limitations in the option, it may be exercised by the executors or administrators of his estate or by his legatees or heirs.

           (c) Disability. In the event of termination of an optionee's employment as a result of disability within the meaning of Section 105(d)(4) of the Internal Revenue Code, an optionee's option shall terminate one year after his employment terminates. In no event, however, may an option be exercised after the expiration of the option period.

        7. Repurchase Right.

           (a) (i) Until such time as the Common Stock of the Company has been registered with the Securities and Exchange Commission under the Securities Act of 1933, Optionee shall not sell, assign, encumber, transfer or otherwise dispose of any shares of Stock as to which the Option shall have been exercised without first giving notice to the Company of the terms and provisions of a bona fide offer of a proposed transferee to





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purchase such shares and making a written offer to sell such shares to the
Company on such terms and conditions.

               (ii) Upon receipt of the written offer described in Section 7(a)(i), the Company shall have a period of twenty (20) days in which to elect to purchase all or none of the shares offered by Optionee by delivering written notice of such election to Optionee. If no election to purchase is delivered by the Company within such 20-day period, or if the Company elects not to purchase the shares offered by Optionee, then Optionee may transfer such shares to the proposed transferee, provided that such transfer occurs within sixty (60) days after the date of the initial notice pursuant to Section 7(a)(i) hereof and on the terms specified in such notice.

           (b) (i) In the event Optionee is terminated as an Employee, with or without cause, the Company shall for a period of thirty (30) days following such termination have the option to purchase the shares of Stock as to which the Option shall have been exercised at the greater of (1) the fair market value of such shares as determined by the Board of Directors (but not less than the net book value of such shares) or, if the shares of Common Stock are publicly traded, at the mean between the bid and asked price or at the closing price, as applicable, on the date the Company notifies Optionee that it will purchase such shares, or (2) the original purchase price per share paid by the





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Optionee.

               (ii) The option held by the Company pursuant to Section 7(b)(i) shall be exercisable by delivery of written notice to Optionee or his estate or representative, stating the number of shares as to which such option is to be exercised.

        8. Payment for Stock.

           (a) Shares of Stock which are subject to an option shall be issued only upon receipt by the Company of full payment of the consideration for the shares of Stock as to which the option is exercised. As consideration for payment of such shares, the Company may accept cash, Common Stock of the Company or a promissory note from the optionee for the price of the shares with interest at the rate of ten percent (10%) per annum; the interest shall be paid annually and the principal shall be due upon demand.

           (b) The Company shall not be obligated to deliver any shares of Stock unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, in the event the outstanding Stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the





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generality of the foregoing, the Company (i) may require from the optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 and
(ii) may require that the optionee agree that any sale of the shares will be made only in such manner as is permitted by the Committee and that he will notify the Company when he makes any disposition of the shares whether by sale, gift or otherwise. The Company shall use its best efforts to effect any such compliance and listing, and the optionee shall take any action reasonably requested by the Company in such connection. An optionee shall have the rights of a shareholder only as to shares actually issued to him under the Plan.

        9. Nontransferability of Options. No option may be transferred by the optionee otherwise than by will or by the laws of descent and distribution, and during the optionee's lifetime the option may be exercised only by him. More particularly, but without limiting the generality of the foregoing, an option may not be assigned, transferred (except as provided in the preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any





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option contrary to the provisions of the Plan, and any levy of any attachment or similar process upon an option will be null and void and without effect, and the Committee may, in its discretion, upon the happening of any such event, terminate an option forthwith.

        10. Changes in Stock. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Stock, the number and kind of shares of Stock on which options may be granted hereunder, the number and kind of shares of Stock remaining subject to each option outstanding at the time of such change and the option price shall be appropriately adjusted by the Committee, whose determination shall be binding on all parties concerned. Subject to any required action by the shareholders, if Il Fornaio shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which Il Fornaio survives but its outstanding shares are converted into securities of another corporation or exchanged for other consideration), any option granted hereunder shall pertain and apply to the securities which a holder of the number of shares of Stock then subject to the option would have been entitled to receive. A dissolution or liquidation of Il Fornaio or a merger or consolidation in which Il Fornaio is not the surviving corporation or its outstanding shares are so converted or exchanged shall cause every option





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hereunder to terminate; provided, however, that at least twenty (20) days prior to the effective date of any such dissolution or liquidation (or, if earlier, any related sale of all or substantially all of the assets of Il Fornaio) or of any such merger or consolidation, the Committee shall either make all options outstanding hereunder immediately exercisable or arrange that the successor or surviving corporation, if any, grant replacement options.

        11. Employment Rights. Neither the adoption of the Plan nor the grant of any option under it shall confer upon any employee of the Company any right to continued employment with the Company, nor shall either interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause. Neither the existence of the Plan nor the grant of any option hereunder shall be taken into account in determining any damages to which an employee may be entitled upon termination of his employment.

        12.  Miscellaneous.

            (a) Other Awards and Compensation. The Plan shall not restrict the authority of the Board of Directors of the Company, acting directly or by authorization to any committee, for proper corporate purposes, to grant or assume stock options or replacements or substitutions therefor, other than under the Plan,





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whether in connection with any acquisition or otherwise, and with respect to any employee or other person, or to award bonuses or other benefits to optionees under the Plan in connection with exercises under the Plan or otherwise or to maintain or establish other compensation or benefit plans or practices.

            (b) Statutory References, etc. References to the provisions of statutes and regulations in the Plan shall be deemed to refer to such provisions as they may from time to time be in effect, unless the context suggests otherwise.

            (c) Information to Optionees. Each optionee, for so long as he has an option or options outstanding under the Plan, shall receive, as and when such financial statements become available and upon request, the Company's annual statement of profit and loss and its balance sheet and such other financial or other information of the Company as shall be distributed from time to time to shareholders of the Company generally.











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                        STOCK OPTION AGREEMENT UNDER 1988

                              STOCK OPTION PLAN OF

                        IL FORNAIO (AMERICA) CORPORATION


        THIS STOCK OPTION AGREEMENT, dated as of _____________, is entered into between IL FORNAIO (AMERICA) CORPORATION, a California corporation (the "Company"), and ________________ ("Employee"), an employee of the Company, under the 1988 Stock Option Plan of the Company (the "Plan"), a copy of which is attached hereto; however, if Employee fails to deliver an executed copy of this Agreement within 30 days after the Employee receives it, this Agreement may be dated as of the date of receipt of the Agreement by the Company.

        1. In consideration of services to be rendered, the Company hereby grants Employee an option under the Plan to purchase _____ shares of the Common Stock of the Company, upon the following terms and conditions:

           (a) This Option is granted under and pursuant to the Plan and is subject to all of its provisions.

           (b)  The option price shall be $      per share of Common Stock.

           (c) This Option is not exercisable after the expiration of five (5) years from the date of this Agreement.

           (d) This Option becomes exercisable, with respect to the Shares covered by it, in installments as follows:

                Number of Shares                                Date Exercisable
                ----------------                                ---------------




           (e) This Option is not transferable otherwise than by will, or the laws of descent and distribution, and shall be exercisable during the lifetime of Employee only by Employee.

        2. Employee hereby acknowledges that he or she has received and read a copy of the Plan and understands and agrees to its provisions.

        3. The Company has made no warranties or representations to Employee with respect to the income tax consequences of the





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transactions contemplated by this Agreement, and Employee is in no manner relying on the Company or the Company's representatives for an assessment of such tax consequences.

        4. It shall be a condition precedent to the Company's obligation to issue and deliver any shares of Common Stock hereunder that, at the time Employee elects to exercise his or her option, on and as of such date he or she is able in good faith to make, and does make, any or all of the representations and warranties set forth in attached Exhibit A hereto as the Company may require. Employee shall deliver written confirmation thereof substantially as set forth in Exhibit A.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                        IL FORNAIO (AMERICA) CORPORATION


                                        By: _________________________________
                                            Laurence B. Mindel, President




                                        EMPLOYEE


                                        ________________________________________


                                        Address: _______________________________

                                                 _______________________________

                                                 _______________________________



Attachment:    Exhibit A:  Investment Letter
               Exhibit B:  The Plan



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                                    EXHIBIT A



IL FORNAIO (AMERICA) CORPORATION
1000 Sansome Street, Suite 200
San Francisco, CA 94111

Gentlemen:

        I propose to exercise all or a portion of an option to purchase from IL FORNAIO (AMERICA) CORPORATION, a California corporation (the "Company"), pursuant to its 1988 Stock Option Plan (the "Plan"), ______ shares of its Common Stock (such shares being hereinafter referred to as the "Shares") for an aggregate purchase price of $_______.

        I understand that the Shares are not registered under the Securities Act of 1933, as amended (the "Act") , and are to be sold and issued pursuant to the exemptions, among others, provided by Sections 3(a)(11), 3(b) and 4(2) of the Act and Rules 147, 504 and 506 of the Securities and Exchange Commission ("S.E.C.") promulgated thereunder, relating respectively to intrastate offerings, to certain small offerings and to issuer transactions not involving any public offering.

        It is also understood that the Shares are issued pursuant to a permit granted under Section 25113 of the California Corporations Code, but subject to restrictions on transfer as further described in Paragraph 4 below.

        At the request of the Company, and as a condition precedent to its obligation to issue and deliver any Shares under the Plan, I warrant and represent as follows:

        1. I am acquiring the Shares for investment, for my own account and not with a view to any sale or distribution or with any intention of disposing of the same or any interest therein.

        2. I understand that the Shares must be held indefinitely unless subsequently registered under the Act and unless the prior written consent of the California Commissioner of Corporations ("the Commissioner") is obtained, or unless an exemption from such registration and consent is applicable to any subsequent transfer. I hereby agree that the Shares will not be sold without registration under the Act and the consent of the Commissioner, or exemption therefrom. I understand that the Company has no present plans for registration of the Shares and





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that it has no obligation to register the Shares for any future sale of them by
me.

        3. I am aware of the terms of Rule 144 adopted by the Securities and Exchange Commission under the Act, relating to the conditions under which "restricted securities" (which term may include the Shares) may be transferred without registration under the Act. I understand that Rule 144 is not applicable or available with respect to the Shares, and further that Rule 144 may not be available for future transfers because information meeting the requirements of Rule 144(c) is not publicly disseminated by the Company; and that the Company has no obligation to me ever to disseminate information so as to make Rule 144 available for future transfers of the Shares.

        4. I understand that the Shares are subject to restrictions on transfer in the legends to be imprinted on the certificates evidencing the Shares. Such legends will include the legend set forth in Rule 260.141.11 of the Commissioner, as well as a "federal" legend (substantially in the form reproduced below):

           (a)  California Commissioner's Legend:

           "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

           (b) Federal Legend:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (i) IN A TRANSACTION REGISTERED UNDER SAID ACT OR (ii) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT. FURTHERMORE, SUCH SECURITIES MAY BE TRANSFERRED ONLY TO BONA FIDE RESIDENTS OF THE STATE OF CALIFORNIA UPON PRESENTATION TO THE ISSUER OF SUCH DOCUMENTS AS THE ISSUER MAY REASONABLY REQUIRE TO SUBSTANTIATE SUCH RESIDENCE."

        5. I represent that my principal residence at all times from the initial offer of the Shares to me through the actual consummation of the transaction has been and will be within the





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State of California. I understand that, in order for the Company to comply with
Rule 147 mentioned above, resales or transfers of any of the Shares, for a period of nine months from the date of the last sale by the Company of any of its securities which are the subject of the same offering as the Shares which I propose to purchase, can be made only to persons resident within the State of California. I understand that such nine-month period may not commence until some time after my individual purchase of the Shares. I understand that, in addition to the restrictions on transfer and the legends referred to in other paragraphs of this letter, the Company may require that any transferee of the Shares submit an acceptable representation as to his or its residence within the State of California.

        6. I am financially capable of undertaking the risks inherent in the proposed purchase of the Shares; I have evaluated all information about the Company I deem material to the formulation of an investment decision; and I do not desire any further information or data concerning the Company.

        7. I agree that the Company may note upon its stock transfer records a "stop transfer order" with respect to the Shares in order to enforce the restrictions on transfer described above. I understand and agree that any and all share certificates issued by the Company to me in connection with the proposed purchase may bear the restrictive legends described above. I further agree that the Company shall not be liable for any refusal to transfer the Shares upon the books of the Company, except in compliance with the terms and conditions of such restrictions.

        8. I agree to indemnify and save and hold harmless the Company, its successors and assigns, and their officers, directors and controlling persons, if any, against any loss, claim, damage, liability, cost and expense arising out of a breach by me of any of my representations, warranties and covenants contained in this letter, whether under the Securities Act of 1933, as the same may be amended from time to time, the securities laws of any state, or otherwise. Finally, I agree that the terms and conditions of this letter shall also bind my heirs, assigns, and legal representatives.



                                    Very truly yours,





Dated:  __________________, 19